EXHIBIT 4


                             STOCK PLEDGE AGREEMENT


                          dated as of September 9, 1998


                                       by


                              JOSEPH W. LUTER, III


                                   in favor of


                             SMITHFIELD FOODS, INC.


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1.      UCC Terms ...................................................1

                                   ARTICLE II
                             THE SECURITY INTERESTS

Section 2.1.      The Security Interests ......................................1
Section 2.2.      Security for Obligations ....................................1
Section 2.3.      Delivery of Pledged Collateral ..............................1
Section 2.4.      Termination of Security Interests; Release of Pledged
                    Collateral ................................................2
Section 2.5.      Security Interests Absolute .................................2

                                   ARTICLE III
                                    COVENANTS

Section 3.1.      Filing; Further Assurances ..................................2
Section 3.2.      Liens on Pledged Collateral .................................2

                                   ARTICLE IV
                       DISTRIBUTIONS ON COLLATERAL; VOTING

Section 4.1.      Right to Receive Distributions on Pledged Collateral;
                    Voting ....................................................3

                                    ARTICLE V
                           GENERAL AUTHORITY; REMEDIES

Section 5.1.      General Authority ...........................................4
Section 5.2.      UCC Rights ..................................................4
Section 5.3.      Application of Proceeds; Sale of Pledged Collateral .........4
Section 5.4.      Rights of Purchasers ........................................5
Section 5.5.      Securities Act, etc .........................................6
Section 5.6.      Other Rights of the Company .................................8
Section 5.7.      Waiver and Estoppel .........................................8
Section 5.8.      Application of Moneys .......................................9

                                   ARTICLE VI
                                  MISCELLANEOUS

Section 6.1.      Notices .....................................................9
Section 6.2.      Waivers, Non-Exclusive Remedies ............................10
Section 6.3.      Expenses; Documentary Taxes ................................10
Section 6.4.      Successors and Assigns .....................................10
Section 6.5.      Amendments and Waivers .....................................10
Section 6.6.      Delivery and Virginia Law ..................................10
Section 6.7.      Limitation by Law; Severability ............................11
Section 6.8.      Counterparts; Effectiveness ................................11


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                             STOCK PLEDGE AGREEMENT


            This AGREEMENT (as amended, supplemented or modified from time to time, this "Pledge Agreement") is dated as of September 9, 1998 and is by JOSEPH
W. LUTER, III (the "Pledgor") in favor of SMITHFIELD FOODS, INC., a Virginia corporation (the "Company").

            Pledgor has executed and delivered to the Company his promissory note (the "Note") of even date herewith in the original principal amount of $7,500,000.00. To provide collateral security for the Note, Pledgor desires to enter into this Pledge Agreement pledging unto the Company the stock and other collateral described herein. Accordingly, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

     1.1. Section UCC Terms. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the Virginia Uniform Commercial Code shall have the meanings therein stated.


                                   ARTICLE II
                             THE SECURITY INTERESTS

     2.1.  Section  The  Security  Interests.   Pledgor   hereby  pledges to the
Company, and grants to the Company a security interest in, the following (the "Pledged Collateral"):

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          (i) the  shares  of the  common  stock  of the  Company  described  on
     Schedule I hereto (the "Pledged Shares"), and all dividends, distributions, cash, instruments and other property and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of such Pledged Shares; and

          (ii) to the extent not otherwise excluded in the foregoing, all cash and non-cash proceeds thereof.

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     2.2. Section  Security for Obligations.  This Pledge Agreement  secures the payment of all amounts now or hereafter payable by Pledgor to the Company on or with respect to the Note and the performance of all obligations set forth in this Pledge Agreement (the "Obligations").

     2.3. Section Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Company pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to the Company. The Company shall have the right, at any time in its discretion and without notice to the Pledgor, to cause any or all of the Pledged Shares or other Pledged Collateral to be transferred of record into the name of the Company or its nominee.

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     2.4.  Section  Termination  of  Security  Interests;   Release  of  Pledged
Collateral. Upon the full, final and irrevocable payment and performance of all the Obligations, the security interests in the Pledged Collateral shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination of the security interests, the Company will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the security interests and the release of the Pledged Collateral. Any such documents shall be without recourse to or warranty by the Company.

     2.5. Section Security Interests Absolute. All rights of the Company and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation, the Note or any other document evidencing or securing such Obligation, by operation of law or otherwise.


                                   ARTICLE III
                                    COVENANTS
               Pledgor agrees that so long as any Obligation remains unpaid:

     3.1. Section Filing; Further Assurances. Pledgor will, at his expense and in such manner and form as the Company may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Company may request, in order to create, preserve, perfect or validate the security interests granted hereby or to enable the Company to exercise and enforce its rights hereunder with respect to any of the Pledged Collateral. To the extent permitted by applicable law, Pledgor hereby authorizes the Company to execute and file, in the name of Pledgor or otherwise, Uniform Commercial Code financing statements which the Company in its sole discretion may deem necessary or appropriate to further perfect the security interests.

     3.2. Section Liens on Pledged Collateral. Pledgor will not sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or suffer to exist any lien (other than security interests in favor of the Company) on any Pledged Collateral.

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                                   ARTICLE IV
                       DISTRIBUTIONS ON COLLATERAL; VOTING


          (a) Section Right to Receive Distributions on Pledged Collateral; Voting. So long as no event of default with respect to the Note (an "Event of Default") shall have occurred and be continuing:

          (i) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement.

          (ii) Pledgor shall be entitled to receive and retain any and all dividends, interest and other payments and distributions made upon or with respect to the Pledged Collateral, provided, however, that any and all

               (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

               (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (C) cash paid, payable or otherwise distributed in respect of principal of, in redemption of, or in exchange for, any Pledged Collateral,

      shall be, and shall be forthwith delivered to the Company to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Company, be segregated from the other property or funds of Pledgor and be forthwith delivered to the Company as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (iii) The Company shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, powers of attorney, consents, ratifications and waivers and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which he is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which he is authorized to receive and retain pursuant to paragraph (ii) above.

          (b) Upon the  occurrence  and during the  continuance  of any Event of
Default:


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                  (i) All  rights  of  Pledgor  to  receive  the  dividends  and interest payments which he would otherwise be authorized to receive and retain pursuant to Section 4.1(a)(ii) shall cease, and all such rights shall thereupon become vested in the Company which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments.

                (ii) All dividends and interest payments which are received by Pledgor contrary to the provisions of paragraph (i) of this Section 4.1(b) shall be received in trust for the benefit of the Company, shall be segregated from other funds of Pledgor and shall be forthwith paid over to the Company as Pledged Collateral in the same form as so received (with any necessary endorsement).

            (c) Upon the occurrence and during the continuance of any Event of Default, and upon notice by the Company to Pledgor, all rights of Pledgor to exercise the voting and other consensual rights which he would otherwise be entitled to exercise pursuant to Section 4.1(a)(i) shall cease, and, to the fullest extent permitted by law, all such rights shall thereupon become vested in the Company which shall thereupon have the sole right to exercise such voting and other consensual rights.

                                    ARTICLE V
                          GENERAL AUTHORITY; REMEDIES

     5.1 Section General Authority. Pledgor hereby irrevocably appoints the Company and any officer or agent thereof, with full power of substitution, as his true and lawful attorney-in-fact, in the name of Pledgor or its own name, for the sole use and benefit of the Company, but at Pledgor's expense, at any time and from time to time, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Pledge Agreement.

     5.2 Section UCC Rights. If an Event of Default under the Note shall have occurred, the Company may in addition to all other rights and remedies granted to it in this Pledge Agreement and in any other agreement securing, evidencing or relating to the Obligations, exercise (i) all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and (ii) all other rights available to the Company at law or equity.

     5.3 Section Application of Proceeds; Sale of Pledged Collateral.

            (a) Pledgor expressly agrees that if an Event of Default shall occur and be continuing, the Company, without demand of performance or other demand or notice of any kind (except the notice specified below of the time and place of any public or private sale) to or upon Pledgor or any other Person (all of which demands and/or notices are hereby waived by Pledgor), may forthwith (i) apply the cash, if any, then held by it as Collateral as specified in Section 5.8 and
(ii) if there shall be no such cash or if such cash shall be insufficient to pay the Obligations in full, to collect, receive, appropriate and realize upon the Pledged Collateral and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Pledged Collateral (or contract to do so) or any part thereof in one or more parcels (which need not be in round lots) at public or private sale, at any office of the Company or elsewhere in such manner as is commercially reasonable and, as the Company may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Company shall have the right upon any such public sale, and, if the Pledged Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, upon any such private sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, and thereafter to hold the same, absolutely and free from any right or claim of any kind. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands against the Company arising out of the foreclosure, repossession, retention or sale of the Pledged Collateral.

            (b) Unless the Pledged Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Company shall give Pledgor five days' written notice of its intention to make any such public or private sale or sale at a broker's board or on a securities exchange. Such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or the portion thereof being sold, will first be offered for sale and (iii) in the case of a private sale, state the day after which such sale may be consummated. The Company shall not be obligated to make any such sale pursuant to any such notice. The Company may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Pledged Collateral on credit or for future delivery, the Pledged Collateral so sold may be retained by the Company until the selling price is paid by the purchaser thereof, but the Company shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Collateral so sold and, in the case of such failure, such Pledged Collateral may again be sold upon like notice.

            5.4 Section Rights of Purchasers. Upon any sale of the Pledged Collateral (whether public or private) the Company shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Collateral so sold. Each purchaser (including the Company) at any such sale shall hold the Pledged Collateral so sold absolutely, free from any claim or right of whatever kind, including any equity or right of redemption of Pledgor who, to the extent permitted by law, hereby specifically waives all rights of redemption, including, without limitation, any right to redeem the Pledged Collateral under
Section 8.9-506 of the UCC, stay or approval which he has or may have under any law now existing or hereafter adopted.

            5.5 Section Securities Act, etc.

            (a) In view of the position of Pledgor in relation to the Pledged Collateral, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being herein called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Company if the Company were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Company in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, the Company may be held to have certain general duties and obligations to Pledgor to make some effort toward obtaining a fair price even though the obligations of Pledgor may be discharged or reduced by the proceeds of a sale at a lesser price. Pledgor clearly understands that the Company is not to have any such general duty or obligation to Pledgor, and Pledgor will not attempt to hold the Company responsible for selling all or any part of the Pledged Collateral at any inadequate price even if the Company shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Company were to place all or any part of the Pledged Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Collateral for its own account, or if the Company placed all or any part of the Pledged Collateral privately with a purchaser or purchasers.

            Accordingly, Pledgor expressly agrees that the Company is authorized, in connection with any sale of the Pledged Collateral, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Collateral, (ii) to cause to be placed on certificates for any or all of the Pledged Collateral or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Federal Securities Laws and may not be disposed of in violation of the provision of said Federal Securities Laws and (iii) to impose such other limitations or conditions in connection with any such sale as the Company deems necessary or advisable in order to comply with said Federal Securities Laws or any other law. Pledgor covenants and agrees that he will execute and deliver such documents and take such other action as the Company deems necessary or advisable in order to comply with said Federal Securities Laws or any other law. Pledgor acknowledges and agrees that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner, it being the agreement of Pledgor and the Company that the provisions of this Section 5.5 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Company sells the Pledged Collateral. The Company shall be under no obligation to delay a sale of any Pledged Collateral for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Federal Securities Laws, or under applicable state securities laws, even if the issuer would agree to do so.

            (b) If the Company shall determine to exercise its right to sell all or any of the Pledged Collateral and if in the opinion of counsel for the Company it is necessary, or if in the opinion of the Company it is advisable, to have the securities included in the Pledged Collateral or the portion thereof to be sold registered under the provisions of the Federal Securities Laws, Pledgor agrees, at his own expense, (i) to execute and deliver, and to use his best efforts to cause each corporation whose securities are to be sold and their directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things, as may be necessary or, in the opinion of the Company, advisable to register such securities under the provisions of the Federal Securities Laws and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Company, are necessary or advisable, all in conformity with the requirements of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) to use his best efforts to cause the corporation whose securities are to be sold to agree to prepare, and to make available to its security holders as soon as practicable, an earnings statement (which need not be audited) covering the period of at least 12 months beginning with the first month after the effective date of any such registration statement, which earning statement will satisfy the provisions of Section 11(a) of the Securities Act of 1933, (iii) to use his best efforts to qualify such securities under state Blue Sky or securities laws and to obtain the approval of any governmental authorities for the sale of such securities as requested by the Company and (iv) at the request of the Company, to indemnify and hold harmless the Company and any underwriters (and any person controlling any of the foregoing) from and against any loss, liability, claim, damage and expense (and reasonable counsel fees incurred in connection therewith) under the Securities Act of 1933 or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Company or any underwriters (or any person controlling any of the foregoing); provided that Pledgor shall not be liable in any case to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished to such corporation by the Company or any underwriter expressly for use in such registration statement or prospectus.

            5.6 Section Other Rights of the Company.

            (a) The Company (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Pledge Agreement and (ii) proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Pledged Collateral and to sell all, or from time to time, any of the Pledged Collateral under the judgment or decree of a court of competent jurisdiction.

            (b) The Company shall, to the extent permitted by applicable law, without notice to Pledgor or any party claiming through him, without regard to the solvency or insolvency at such time of any Person then liable for the payment of any of the Obligations, without regard to the then value of the Pledged Collateral and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Company) of the Pledged Collateral or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Pledged Collateral be segregated, sequestered and impounded for the benefit of the Company, and Pledgor irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

            (c) In no event shall the Company have any duty to exercise any rights or take any steps to preserve the rights of Pledgor in the Pledged Collateral, nor shall the Company be liable to Pledgor or any other Person for any loss caused by the Company's failure to meet any obligation imposed by
Section 9-207(e) of the UCC or any successor provision. Without limiting the foregoing, the Company shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Company accords its own property, it being understood that the Company shall not have any duty or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Company has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

            5.7 Section Waiver and Estoppel.

            (a) Pledgor agrees, to the extent he may lawfully do so, that he will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting him to direct the order in which the Pledged Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Pledge Agreement, and hereby waives all benefit or advantage of all such laws. Pledgor covenants that he will not hinder, delay or impede the execution of any power granted to the Company in this Pledge Agreement.

            (b) Pledgor, to the extent he may lawfully do so, on behalf of himself and all who claim through or under him, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Pledged Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Pledge Agreement, and consents and agrees that all of the Pledged Collateral may at any such sale be offered and sold as an entirety.

            (c) Pledgor waives, to the extent permitted by law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder) in connection with this Pledge Agreement and any action taken by the Company with respect to the Pledged Collateral. Pledgor waives and agrees not to assert any privileges which he may acquire under Section 9-112 of the UCC.

            5.8 Section Application of Moneys.

            The proceeds of any sale of, or other realization upon, all or any part of the Pledged Collateral shall be applied by the Company in the following order of priority (Pledgor remaining liable for any deficiency remaining unpaid after such application):

                  first, to payment of the expenses of such sale or other realization, including reasonable compensation to the Company and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Company, its agents and counsel in connection therewith or in connection with the care, safekeeping or otherwise of any or all of the Pledged Collateral, and any other unreimbursed expenses for which the Company is to be reimbursed pursuant to Section 6.3;

                  second, to payment of the Obligations; and

                  finally, any surplus then remaining shall be paid to Pledgor, or his successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.


                                   ARTICLE VI
                                  MISCELLANEOUS

            6.1. Section Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address set forth on the signature page hereof or to such other address as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication shall be effective (i) two days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section.

            6.2. Section Waivers, Non-Exclusive Remedies. No failure on the part of the Company to exercise, and no delay in exercising, no course of dealing with respect to, any right under this Pledge Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Company of any right under this Pledge Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights of the Company under this Pledge Agreement are cumulative and are not exclusive of any other remedies provided by law.

            6.3. Section Expenses; Documentary Taxes. Pledgor shall forthwith on demand pay all out-of-pocket expenses incurred by the Company, including fees and disbursements of its counsel and agents, in connection with the preparation and administration of this Pledge Agreement or the administration, sale or other disposition of the Pledged Collateral or the preservation, protection or defense of the rights of the Company in and to the Pledged Collateral. Pledgor shall forthwith pay on demand the amount of any taxes which the Company may have been required to pay be reason of the security interests granted in the Pledged Collateral (including any applicable transfer taxes) or to free any of the Pledged Collateral from the lien thereof.

            6.4. Section Successors and Assigns. This Pledge Agreement is for the benefit of the Company and its successors and assigns, and in the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Pledge Agreement shall be binding upon Pledgor and his successors and assigns.

            6.5. Section Amendments and Waivers. Any provision of this Pledge Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by Pledgor and the Company.

            6.6. Section Delivery and Virginia Law. This Pledge Agreement has been delivered in Virginia and shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than Virginia are governed by the laws of such jurisdiction.

            Section 6.7. Limitation by Law; Severability. (a) All rights, remedies and powers provided in this Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Pledge Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Pledge Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

            (b) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Company in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

            6.8. Section Counterparts; Effectiveness. This Pledge Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Pledge Agreement shall become effective when the Company shall have received counterparts hereof signed by itself and Pledgor.

            IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first above written.


                                      JOSEPH W. LUTER, III


                                      /S/ Joseph W. Luter, III
                                      ------------------------
                                          SMITHFIELD FOODS, INC.


                                      By: /s/ Michael H. Cole
                                          --------------------
                                    Title: Assistant Secretary

                                                                      Schedule I

                             List of Pledged Shares

                            Class        Stock Certificate    Par       Number
   Stock Issuer            of Stock             Nos.          Value    of Shares
   ------------            --------         ----------        -----    ---------
 Smithfield Foods, Inc.     Common            CV99002         $0.50    1,000,000